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                                  FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Fresco'sm' Index Shares Funds
             [Exact name of registrant as specified in its charter]

            Massachusetts                                         (see next page)
----------------------------------------------------------------------------------------------
(State of incorporation or organization)                   (I.R.S. Employer Identification
                                                                     number)

       51 West 52nd Street, New York, New York                       10019-6114
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(Address of principal executive offices)                             (Zip Code)

  Shares of beneficial interest, $0.01 par                     New York Stock Exchange
                  value
----------------------------------------------------------------------------------------------
   (Title of each class to be registered)          (Name of each exchange on which each
                                                         class is to be registered)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
811-21145 and 333-92106.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered

A description of the shares of beneficial interest, $0.01 par value, of Fresco'sm' Index Shares Funds (the "Trust") to be registered hereunder is set forth in the section entitled "Capital Stock and Shareholder Reports" in the Statement of Additional Information that has been filed with the Securities and Exchange Commission in connection with the





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Trust's Registration Statement on Form N-1A (Commission File Nos. 811-21145
and 333-92106), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of two (2) separate investment portfolios. Each of the Trust's two investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

Fresco'sm' Dow Jones STOXX 50'sm' Fund                   42-1537593
Fresco'sm' Dow Jones EURO STOXX 50'sm' Fund              04-3669927

Item 2. Exhibits

The following is a list of exhibits to this Registration Statement on Form 8-A which shall be filed with the New York Stock Exchange.:

1. Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 811-21145 and 333-92106), as filed with the Securities and Exchange Commission on September 10, 2002.

2. Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 811-21145 and 333-92106), as filed with the Securities and Exchange Commission on October 2, 2002.

3. Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File Nos. 811-21145 and 333-92106), as filed with the Securities and Exchange Commission on October 10, 2002.

4. The Trust's Declaration of Trust is included as Exhibit (a) to the Trust's Registration Statement on Form N-1A (File Nos. File Nos. 811-21145 and 333-92106), as filed with the Securities and Exchange Commission on June 15, 2002.

5. The Trust's By-Laws is included as Exhibit (b) to the Trust's Registration Statement on Form N-1A (File Nos. File Nos. 811-21145 and 333-92106), as filed with the Securities and Exchange Commission on June 15, 2002.

6. A specimen certificate of beneficial interest, $.01 par value is included as Exhibit (c) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333 File Nos. 811-21145 and 333-92106), as filed with the Securities and Exchange Commission on October 2, 2002.




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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of New York and State of New York on the 10th day of October, 2002.



By:        /s/ Joseph A. LaCorte
   --------------------------------------------------
         Joseph A. LaCorte
         President




                             STATEMENT OF DIFFERENCES

The service mark symbol shall be expressed as...............................'sm'